Exhibit 99.1

Kraton Corporation Announces Closing of $400 Million Senior Notes Offering

HOUSTON, December 21, 2020 /PRNewswire/ — Kraton Corporation (NYSE: KRA) (the “Company”) today announced that Kraton Polymers LLC and Kraton Polymers Capital Corporation, its wholly-owned subsidiaries (together, the “Issuers”), have completed their previously announced offering of $400 million in aggregate principal amount of 4.25% Senior Notes due 2025 (the “ New Notes”). The New Notes are general unsecured obligations of the Issuers and are guaranteed by the Company and certain of the Issuers’ wholly-owned domestic subsidiaries that guarantee the U.S. dollar denominated borrowings under the Company’s existing asset-based revolving loan facility and outstanding senior notes.

The completion of the offering of the New Notes satisfies the conditions precedent to the previously announced redemption of all of the Issuer’s outstanding 7.000% Senior Notes due 2025 (the “7.0% Senior Notes”) on January 6, 2021. The net proceeds from the offering of the New Notes are being used, together with cash on hand, to fund the redemption and to pay related fees and expenses of the refinancing.

“We are extremely pleased to announce that we have completed the highly successful refinancing of our 7.0% senior notes. The transaction further enhances Kraton’s capital structure, and the 4.25% coupon on our new senior notes will provide for annual cash interest savings of approximately $11 million, benefitting cash generation and increasing financial flexibility,” said Atanas H. Atanasov, the Company’s Executive Vice President and Chief Financial Officer.

This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing any series of notes.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the Issuers’ intention to use the net proceeds from the offering of the New Notes to fund the redemption of the 7.0% Senior Notes and expectations regarding annual cash interest savings, cash generation and financial flexibility, are forward-looking statements. All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in the Company’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by the Company with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the Company’s ability to repay or re-finance its indebtedness; the Company’s reliance on third parties for the provision of significant operating and other services; health epidemics or pandemics such as COVID-19 (including governmental and regulatory actions relating thereto); conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in the Company’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and the Company assumes no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

For Further Information:

H. Gene Shiels 281-504-4886